Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of June 9, 2026 (the “Effective Date”), by and between Regeneron Pharmaceuticals, Inc. (the “Investor”), and Parabilis Medicines, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Company is proposing to issue and sell to the Investor (the “Offering”) $75,000,000 of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), contemporaneously with the Company’s initial public offering of Common Stock (“IPO”), pursuant to the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the closing of the Offering shall take place concurrently with the closing of the IPO (the “IPO Closing Time”) and at a price per share equal to ninety percent (90%) of the initial public offering price per share that the Common Stock is sold to the public in the IPO as set forth on the cover of the final prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) (the “IPO-Based Purchase Price”);

WHEREAS, the Shares are being offered to the Investor pursuant to a private placement exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, in order to effect the IPO, the Company shall enter into an Underwriting Agreement (the “Underwriting Agreement”) with Leerink Partners LLC, BofA Securities, Inc., Evercore Group L.L.C. and Guggenheim Securities, LLC, as representatives of the several underwriters named therein (acting in such capacity, collectively, the “Underwriters”), substantially in the form attached hereto as Exhibit A.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth below, the parties hereto hereby agree as follows:

1. Sale of Shares.

(a) Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, the Company hereby agrees to sell to the Investor, and the Investor hereby agrees to purchase from the Company, a number of shares of Common Stock (the “Shares”) determined by dividing $75,000,000 by the IPO-Based Purchase Price (rounded down to the nearest whole share). The total purchase price to be paid by the Investor for the Shares is equal to (i) the number of Shares multiplied by (ii) the IPO-Based Purchase Price (the “Purchase Price”).

(b) Closing. The closing of the purchase and sale of the Shares (the “Closing”) shall take place remotely via the exchange of documents and signatures, after the satisfaction or waiver of each of the conditions set forth in Section 4 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) concurrently with the IPO Closing Time. At the Closing, (i) the Company shall cause the Company’s transfer agent to deliver the Shares directly to the Investor registered in the name of the Investor, and (ii) the Investor shall deliver the Purchase Price for the Shares directly to the Company as set forth in Section 1(c) below.

(c) Payment of Purchase Price. Payment by the Investor of the Purchase Price to the Company shall be made at the Closing by wire transfer of immediately available funds equal to the Purchase Price to an account specified in writing by the Company at least one business day prior to the Closing.

Payment of the Purchase Price for the Shares shall be made against delivery to the Investor of the Shares, which Shares shall be uncertificated and shall be registered in the name of the Investor on the books of the Company by the Company’s transfer agent.

2. Representations and Warranties.

2.1 Representations and Warranties of the Company. The Company represents and warrants to the Investor as follows as of the date hereof and as of the time of the Closing:

(a) The representations and warranties of the Company set forth in the Underwriting Agreement are true and correct on and as of the date hereof, with the same effect as if made to the Investor herein on the date hereof (except to the extent any such representations and warranties expressly relate to a particular date, in which case such representations and warranties are true and correct, with the same effect as if made to the Investor as of such particular date) (after giving effect to any materiality or other qualifiers contained therein);

(b) The Company has the full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and thereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby; no Company stockholder approval is required for the Company to enter into this Agreement or to consummate the transactions contemplated hereby, including the issuance and sale of the Shares;

(c) This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity. Upon issuance in accordance with, and payment pursuant to, the terms of this Agreement, the Shares will be duly authorized, validly issued and fully-paid and nonassessable, not subject to any preemptive or similar rights and will be issued to the Investor free of liens, encumbrances and restrictions on transfer other than (i) restrictions on transfer under this Agreement and under applicable state and federal securities laws, (ii) restrictions on transfer under the lock-up agreement entered into by the Investor or its affiliates in connection with the IPO and (iii) any liens, encumbrances or restrictions on transfer that are created or imposed by the Investor. Subject in part to the truth and accuracy of the Investor’s representations set forth in Section 2.2 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are, and will be, (i) exempt from the registration and prospectus delivery requirements of the Securities Act and (ii) exempt from (or otherwise not subject to) the registration and qualification requirements of applicable securities laws of the states of the United States;

(d) Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of Shares pursuant to this Agreement. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be (i) integrated with the offer and sale of the Shares pursuant to this Agreement for purposes of the Securities Act or (ii) aggregated with prior offerings by the Company for the purposes of the rules and regulations of the applicable securities exchange on which its Common Stock shall be listed. Assuming the accuracy of the representations and warranties of the Investor set forth in Section 2.2, neither the Company nor any of its affiliates, its subsidiaries nor any person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2)

and/or Rule 506 of Regulation D promulgated thereunder for the exemption from registration for the transactions contemplated hereby;

(e) The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement, the offer, issuance, sale and delivery of the Shares, the consummation of the transactions contemplated hereby and compliance by the Company with its obligations hereunder does not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (i) and (iii) for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect (as defined in the Underwriting Agreement); and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Securities Act, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws, which have been made or will be made in a timely manner, or have otherwise been duly waived;

(f) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined in the first paragraph of Rule 506(d)(1)), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable; and

(g) Neither the Company nor, to the best of the Company’s knowledge, any of its Affiliates (which term, as used herein, shall have the meaning set forth in Rule 405 under the Securities Act) or any person or entity acting on its or their behalf has, directly or indirectly, at any time within the past six months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Section 4(a)(2) the Securities Act in connection with the offer and sale by the Company of the Shares as contemplated hereby or (ii) cause the offering of the Shares to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any trading market on which any of the securities of the Company are listed or designated.

2.2 Representations and Warranties of the Investor. The Investor represents and warrants to the Company as follows:

(a) (i) It is an institutional “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act; (ii) it has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof; (iii) it has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management; (iv) all documents, records, and information pertaining to its investment in the Common Stock and the Company that have been requested by it, if any, have been made available or delivered to it prior to the date hereof; (v) its financial condition is such that it is able to bear the risk of holding the Shares for an indefinite period of time and can bear the loss of the entire investment in such Shares; (vi) it is not purchasing the Shares as the result of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or as a result of the Investor’s review of public filings by the Company; and (vii) it has independently evaluated the merits of its decision to purchase securities of the Company;

(b) The Investor understands that this Agreement is made in reliance upon the Investor’s express representations, which it hereby represents and warrants to the Company, that (i) the Shares being purchased by the Investor are being acquired for the Investor’s own account (and not on behalf of any other person or entity) for the purpose of investment and not with a view to, or for sale in connection with, the distribution thereof, nor with any present intention of distributing or selling the Shares or any portion thereof; (ii) the Investor was not organized for the specific purpose of acquiring the Shares; and (iii) the Shares will not be sold by the Investor without registration under the Securities Act or applicable state securities laws, or an exemption therefrom;

(c) The Investor further understands that the Shares being purchased by the Investor hereunder have not been registered under the Securities Act or any state securities laws and are instead being offered and sold in reliance on an exemption from such registration requirements. The Investor represents and warrants to the Company that, to the Investor’s knowledge, the Investor has not taken any action which could reasonably be expected to cause the sale of the Shares to be sold by the Company to the Investor to fail to qualify as exempt from the registration requirements of the Securities Act. The Investor further understands that until such time as the Shares shall have been registered under the Securities Act and applicable state securities laws or shall have been transferred in accordance with an opinion of counsel reasonably satisfactory to the Company that such registration is not required, stop transfer instructions shall be issued to the Company’s transfer agent and any certificate or certificates representing such securities shall bear a restrictive legend stating that such securities have not been registered under the Securities Act and applicable state securities laws and referring to restrictions on the transferability and sale thereof;

(d) The Investor further understands that its representations and warranties hereunder will not preclude disposition of the Shares without registration thereof, in compliance with Rule 144 promulgated under the Securities Act (“Rule 144”). The Investor understands and acknowledges, however, that there may not be available when the Investor wishes to sell the Shares, or any portion thereof, the adequate current public information with respect to the Company which would permit offers or sales of such securities pursuant to Rule 144, and, therefore, compliance with the Securities Act or some other exemption from the registration and prospectus delivery requirements of the Securities Act may be required for any such offer or sale; and

(e) (i) The Investor is validly existing as a corporation under the laws of New York; (ii) the Investor has all requisite power and authority to execute and deliver this Agreement; and (iii) this Agreement constitutes the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity.

3. Conditions to the Closing. The obligations of the Company and the Investor hereunder are subject to the satisfaction of the conditions set forth below on or before the Closing. If for any reason any of the conditions set forth in this Section 4 are not satisfied or waived by each party entitled to the benefit of such conditions at or prior to the Closing, then each party by written notice given to the other parties hereto shall have the right to elect to terminate this Agreement and each party shall be released from their obligations hereunder and shall have no further liability hereunder, provided, however, that nothing contained in this Section 4 shall relieve any party from liabilities or damages arising out of any fraud or willful breach by such party of this Agreement prior to such termination.

a. Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Shares at the Closing are subject to the satisfaction of the following conditions:

i. the representations and warranties of the Company contained in Section 2.1 herein shall be true and accurate on and as of the Closing with the same force and effect as if they had been made at the Closing (except to the extent any such representations and warranties expressly relate to a particular date, in which case such representations and warranties are true and correct as of such particular date) (after giving effect to any materiality or other qualifiers contained therein);

ii. the Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein;

iii. no governmental authority or body shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order enjoining, suspending or otherwise prohibiting or making illegal the consummation of the transactions contemplated at the Closing, any stop order suspending the effectiveness of the registration statement filed by the Company with the SEC with respect to the IPO shall be or shall have been in effect, or any proceedings for such purpose or pursuant to Section 8A under the Securities Act shall be or shall have been pending before or threatened by the SEC;

iv. the Company shall have consummated the IPO and the Underwriters shall have purchased, concurrently with the purchase of the Shares by the Investor hereunder, the Initial Securities (as defined in the Underwriting Agreement) at the initial public offering price per share that the Common Stock is sold to the public in the IPO as set forth on the cover of the final prospectus filed with the SEC (less any applicable underwriting discounts or commissions); and

v. the Company shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Shares.

b. Conditions to the Company’s Obligations. The Company’s obligations to sell the Shares at the Closing are subject to the satisfaction of the following conditions:

i. the Investor shall have paid the Purchase Price to the Company by wire transfer of immediately available funds as specified in Section 1(c) of this Agreement;

ii. the representations and warranties of the Investor contained in Section 2.2 shall be true and accurate on and as of the Closing with the same force and effect as if they had been made at the Closing; and

iii. the Underwriters shall have purchased, concurrently with the purchase of the Shares by the Investor hereunder, the Initial Securities (as defined in the Underwriting Agreement) at the initial public offering price per share that the Common Stock is sold to the public in the IPO as set forth on the cover of the final prospectus filed with the SEC (less any applicable underwriting discounts or commissions).

4. No Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company (other than the Investor) shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to Purchaser, or that would be integrated with the offer or sale of such Shares for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

5. Rule 144 Reporting. With a view to making available to the Investor the benefits of certain rules and regulations of the SEC that may permit the sale of the Shares to the public without registration, the Company agrees to use commercially reasonable efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c) furnish to the Investor promptly upon written request (i) a written statement by the Company as to its compliance with the public information requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents as may be reasonably requested in availing the Investor of any rule or regulation of the SEC permitting the sale of the Shares to the public without registration.

6. Piggyback Registration Rights.

(a) The Company agrees that the Investor shall be entitled to be treated as if it were a “Holder” and the Shares as “Registrable Securities” solely for purposes of the rights: (i) of a Holder with respect to Registrable Securities set forth in Section 2.2 of the Company’s Sixth Amended and Restated Investor’s Rights Agreement, dated January 6, 2026, among the Company and the other parties thereto, as may be amended from time to time (the “IRA”), and (ii) of a Holder who is not an Initiating Holder with respect to Registrable Securities set forth in Section 2.1 of the IRA, in each case with respect to the Shares. The rights of the Investor set forth in this Section 7 shall be subject to the same restrictions (including, without limitation, those set forth in Section 2.3(b) of the IRA) and termination and waiver provisions (including, without limitation, Sections 2.13 and 6.6 of the IRA) as apply to Holders in the IRA.

(b) The terms of Section 2.8 of the IRA shall apply with respect to any Shares included in a registration statement pursuant to this Section 6, mutatis mutandis.

(c) The Company shall pay all fees and expenses incident to the performance of or compliance with this Section 6 by the Company, other than Selling Expenses (as defined in the IRA).

7. Fees and Commissions. The Company shall be solely responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for persons engaged by the Investor) relating to or arising out of the sale of Shares contemplated hereby.

8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9. Notices. Notices given hereunder shall be deemed to have been duly given, only if given in writing, and on (i) the date of personal delivery; (ii) on the date one day after being delivered to a reputable overnight courier with proper delivery instructions; or (iii) if delivered by email, upon electronic confirmation of receipt to the party being notified as addressed as follows: (a) if to the Investor, to: Regeneron Pharmaceuticals, Inc. 777 Old Saw Mill River Road, Tarrytown, NY 10591, Attention: Treasurer and General Counsel (Leonard.Brooks@regeneron.com; LegalNotices@regeneron.com), with a copy (which shall not constitute notice) to: Ropes & Gray LLP, 1211 Avenue of the Americas New York,

NY 10036-8704, Attention: Daniel J. Freshman and Raymond J. Grant (Daniel.Freshman@ropesgray.com; Raymond.Grant@ropesgray.com), (b) if to the Company, to: Parabilis Medicines, Inc. at 30 Acorn Park Drive, Cambridge, MA 02140, Attention: Teresa Jurgensen (tjurgensen@parabilismed.com), with a copy (which shall not constitute notice) to: Goodwin Procter LLP, 100 Northern Ave, Boston, MA 02210, Attention: Kingsley L. Taft and Gregg L. Katz (ktaft@goodwinlaw.com and gkatz@goodwinlaw.com).

10. Entire Agreement and Amendments. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto or, in the case of a waiver, by the party waiving compliance. No waiver shall be deemed a waiver of any subsequent breach or default.

11. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to conflict of laws principles which would result in the application of the law of any other jurisdiction.

12. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof.

13. Assignment. This Agreement may not be assigned by the Company or the Investor without the prior written consent of the other parties hereto.

14. Captions. Captions are for convenience only and are not deemed to be part of this Agreement. All references herein to numbered Sections are to Sections of this Agreement unless otherwise indicated.

15. Survival. Sections 5, 6, 8, 11, 12, 13 and 18 hereof, and the representations and warranties contained herein, shall survive the Closing.

16. Counterparts. This Agreement may be executed by pdf and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17. Further Assurances. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

18. Legend Removal. The Company shall cooperate with the Investor to facilitate the timely preparation and delivery of certificates or uncertificated shares representing the Shares in connection with sales pursuant to a then-effective and available registration statement registering the resale of all or a portion of the Shares (“Resale Registration Statement”) or Rule 144 free of any restrictive legends and representing such number of shares of Common Stock and registered in such names as the Investor may reasonably request to the extent permitted by such Resale Registration Statement or Rule 144; for the avoidance of doubt, the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System. Notwithstanding the foregoing, upon written request by the Investor sent following the one-year anniversary of the Closing, the Company agrees to promptly remove any restrictive legends from the Shares at such time as the Shares can be freely sold under Rule 144, free of any volume restrictions or manner of sale limitations, provided that the Company has received a representation letter from the Investor in form and substance reasonably satisfactory to the Company.

19. Termination. This Agreement shall automatically terminate upon the earliest to occur, if any, of: (a) either the Company, on the one hand, or the Underwriters, on the other hand, advising the other in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the IPO; (b) termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to the sale of any of the Common Stock to the Underwriters; (c) the registration statement filed with the SEC with respect to the IPO is withdrawn; (d) if the Closing has not occurred on or prior to June 25, 2026; or (e) the written consent of each of the Company and the Investor.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY PARABILIS MEDICINES, INC.
By:	/s/ Mathai Mammen
Name:	Mathai Mammen
Title:	Chairman, Chief Executive Officer & President

INVESTOR REGENERON PHARMACEUTICALS, INC.
By:	/s/ Christopher Fenimore
Name:	Christopher Fenimore
Title:	EVP, Chief Financial Officer

[Signature Page to Stock Purchase Agreement]

EXHIBIT A

Form of Underwriting Agreement